Exhibit 99.1

Patheon Announces Expiration of Early Tender Deadline for its Outstanding Senior Secured Notes

TORONTO, December 10, 2012 — Patheon Inc. (TSX: PTI) (the “Company”), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, announced today that the early tender deadline expired at 5 p.m., New York City time, on December 7, 2012 (the “Early Tender Deadline”) for the previously announced cash tender offer (the “Offer”) for any and all of its outstanding 8.625% Senior Secured Notes due 2017 (CUSIP/ISIN Nos. 70319W AA6/C7197E AA2) (the “Notes”).

Holders who validly tendered their Notes at or prior to the Early Tender Deadline and who did not withdraw their Notes prior to the withdrawal deadline will, if their Notes are accepted for purchase, receive the total consideration equal to $1,085.07 per $1,000 principal amount of Notes, which includes an early tender payment of $50.00 per $1,000 principal amount of Notes.

In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date, as the case may be, for Notes purchased in the Offer.

Subject to the terms and conditions of the Offer being satisfied or waived, the Company intends to exercise the early purchase option and accept for purchase all of the Notes validly tendered and not withdrawn. In exercising the early purchase option, the Company will pay the total consideration or tender offer consideration, as the case may be, for the Notes accepted for purchase promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Initial Payment Date”).

As of the Early Tender Deadline, $279,429,000 principal amount of the Notes had been tendered and not validly withdrawn, representing approximately 99.80% of the aggregate outstanding principal amount of the Notes.

The Offer will expire at 12 a.m., New York City time, on December 21, 2012 (such time and date, as it may be extended, the “Expiration Time”), unless earlier extended or terminated by the Company. Holders who have not already tendered their Notes may do so at any time at or prior to the Expiration Time. If their Notes are accepted for purchase at or prior to the Expiration Time but after the Early Tender Deadline, such holders will only be eligible to receive the tender offer consideration equal to $1,035.07 per $1,000 principal amount of Notes, plus accrued and unpaid interest up to but not including the applicable payment date. Subject to the terms and conditions of the Offer being satisfied or waived, the Company will, promptly after the Expiration Time, accept for purchase all Notes validly tendered after the Initial Payment Date and at or before the Expiration Time. The Company will pay the tender offer consideration for such Notes.

The Company is conducting the Offer in accordance with the terms and conditions described in its Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer Documents”) dated November 26, 2012. The Company’s obligation to consummate the Offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase, including, among others, (i) the Company having completed financing transactions in an amount and on terms satisfactory to it, in its sole discretion, and (ii) the general conditions described in the Offer having been satisfied.

The tender agent and information agent for the Offer is D.F. King & Co., Inc. The exclusive dealer manager for the Offer is Morgan Stanley & Co. LLC (800) 624-1808 (toll-free) and (212) 761-1057 (collect). Holders with questions or who would like additional copies of the Offer Documents may call the information agent, D.F. King & Co., Inc., toll-free at (800) 967-4607.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The Offer is being made only pursuant to the Offer Documents that the Company has distributed to holders of the Notes. Holders of the Notes and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the Offer. None of the Company, the dealer manager, the tender agent, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offer. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the proposed new financing.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of nine manufacturing facilities and nine development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world. For more information visit www.Patheon.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect the Company’s expectations regarding its proposed tender offer. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”,

“intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect the Company’s current assumptions based upon information currently available to it and based upon what it believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. The company’s current material assumptions include assumptions related to the timing and completion of the proposed acquisition of Sobel USA Inc. and Banner Pharmacaps Europe B.V. (collectively referred to as “Banner Pharmacaps”), the related equity and debt financings, and the tender offer. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to the Company’s ability to complete the proposed acquisition of Banner Pharmacaps and the related equity and debt financings. For additional information regarding risks and uncertainties that could affect the Company’s business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand the Company’s expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

SOURCE Patheon Inc

Contact:

Jennifer Almond

Senior Communications Specialist

919  226  3200

investorrelations@patheon.com

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